EXHIBIT 21


                                                                    Jurisdiction
                                                                         of
     Subsidiary                                                     Organization
     ----------                                                     ------------
Housing--Home Sales, Inc.                                               Maryland
The Southampton Corporation                                             Maryland
All Seasons, Inc.                                                       Maryland
Washington Homes, Inc. of Virginia                                      Virginia
Designed Contracts, Inc.                                                Maryland
Consultants Corporation                                                 Maryland
WH Land I, Inc.                                                         Maryland
WH Land II, Inc.                                                        Maryland
WH Properties, Inc.                                                     Maryland
Homebuyer's Mortgage, Inc.                                              Maryland
Westminster Homes, Inc.                                           North Carolina
WH/PR Land Company LLC                                                  Delaware
New Homebuyer's Title Company, Inc.                                     Maryland
Homebuyer's Insurance Agency LLC                                        Maryland
New Homebuyer's Title Company (Virginia) LLC                            Virginia
Westminster Homes (Charlotte), Inc.                               North Carolina
Westminster Homes of Tennessee, Inc.                                   Tennessee
Arbor West LLC                                                          Maryland
Condominium Community (Park Place), Inc.                                Maryland
Condominium Community (Truman Drive), Inc.                              Maryland
Condominium Community (Bowie New Town), Inc.                            Maryland
Condominium Community (Quail Run), Inc.                                 Maryland
Condominium Community (Largo Town), Inc.                                Maryland
Quarry Services, Inc.                                                   Maryland
Carrington Homes LLC                                              North Carolina
Washington Homes of West Virginia, Inc.                            West Virginia
Preston Grande Homes, Inc.                                        North Carolina
Westminster Homes of Alabama LLC                                         Alabama
Westminster Homes of Mississippi LLC                                 Mississippi
Century Land LLC                                                         Alabama
Washwest II L.P.                                                         Alabama
Washington Homes of Delaware, Inc.                                      Delaware
Heritage Pines, LLC                                               North Carolina
Title Group II, LLC                                                    Tennessee


                 Omitted subsidiaries would not in the aggregate
                      constitute a Significant Subsidiary.